Exhibit 99.1

SAKS INCORPORATED ANNOUNCES JULY COMPARABLE

STORE SALES INCREASE OF 14.9%

— Second quarter comparable store sales increased 13.2% —

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (August 9, 2007)—Retailer Saks Incorporated (NYSE: SKS) (the “Company”) today announced that owned sales totaled $201.4 million for the four weeks ended August 4, 2007 compared to $172.4 million for the four weeks ended July 29, 2006, a 16.8% increase. Comparable store sales increased 14.9% for the four-week period.

For the quarter ended August 4, 2007, owned sales totaled $687.9 million compared to $598.2 million for the quarter ended July 29, 2006, a 15.0% increase. Comparable store sales increased 13.2% for the quarter.

On a year-to-date basis, for the six months ended August 4, 2007, owned sales totaled $1,473.5 million compared to $1,274.6 million for the six months ended July 29, 2006, a 15.6% increase. Comparable store sales increased 13.9% for the six-month period.

For July, nearly all merchandise categories at Saks Fifth Avenue performed well. The strongest categories for the month were men’s apparel, accessories, and shoes; women’s contemporary, “gold range,” and designer sportswear; fine jewelry; and handbags. Saks Direct and Off 5th also performed well for the month.

Saks Incorporated currently operates Saks Fifth Avenue, which consists of 54 Saks Fifth Avenue stores, 49 Saks Off 5th stores, and saks.com. The Company also operates Club Libby Lu specialty stores.

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